                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     TENDER OF SHARES OF BENEFICIAL INTEREST
                                       OF
                              WEDGESTONE FINANCIAL


     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of beneficial interest, $1.00 par value per share, of Wedgestone Financial, a Massachusetts business trust (the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to BankBoston, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "The Tender Offer -- Section 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

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THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, ON __________________, 1998, UNLESS
EXTENDED (THE "EXPIRATION DATE").
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                        THE DEPOSITARY FOR THE OFFER IS:

                                BANKBOSTON, N.A.
                               (the "Depositary")

        BY MAIL:              BY OVERNIGHT DELIVERY:              BY HAND:
Corporate Reorganization     Corporate Reorganization   Securities Transfer & Reporting
       Department                   Department                 Services, Inc.
     P.O. Box 8029               150 Royal Street          55 Broadway-3rd Floor
 Boston, MA 02266-8029           Canton, MA 02021               New York, NY
                                                        Attention: Delivery Window



           DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

           The Tender Offer is not being made to (nor will the surrender of Share Certificates be accepted from or on behalf of) shareholders in any jurisdiction in which the making or acceptance of the Tender Offer would not be in compliance with the laws of such jurisdiction.

           This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Wedgestone Financial, a Massachusetts business trust, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February ___, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "The Tender Offer -- Section 3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                            PLEASE SIGN AND COMPLETE
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Signature(s) of Registered Holders     Address(es):
or Authorized Signatory:



Name(s) of Registered Holder(s):       Area Code and Telephone No.


                                       If Notes will be
                                       delivered by
                                       book-entry
                                       transfer, check
                                       appropriate box
                                       below:

                                       / / Depository Trust Company
Date:                                  / / Midwest Securities Trust Company
                                       / / Philadelphia Depository Trust Company
                                       / / Account No.
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     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Share Certificates exactly as their name(s) appear(s) on the Share Certificates or on a security position listing as the owner(s) of the Share Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

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                       PLEASE PRINT NAME(S) AND ADDRESS(ES)
-------------------------------------------------------------------------------
Names(s):

Capacity:

Address(es):

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     Do not send Share Certificates with this form. Share Certificates should be sent to the Depositary; together with a properly completed and validly executed Letter of Transmittal.

                                  GUARANTEE
                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Share Certificates tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Share Certificates into the Depositary's account at a Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase under the heading "The Tender Offer -- Section 3. Procedures for Accepting the Offer and Tendering Shares"), and all other required documents will be deposited by the undersigned with the Depositary at one of its addresses set forth above.

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Name of Firm:

                                         Authorized Signature

Name:
Title:
Address:

Area Code and Telephone No.
Dated:
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     DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF
SHARE CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.